Exhibit 99.(2)(k)(1)(iv)

SECOND AMENDMENT TO CREDIT AGREEMENT This Second Amendment to Credit Agreement (this “Second Amendment”) is made as of July 21, 2014, by and among VOYA PRIME RATE TRUST (f/k/ a lNG Prime Rate Trust), a Massachusetts business trust (the “ Borrower”), and lending institutions party hereto and identified as ''Lenders “ in the Credit Agreement (as hereinafter defined) (the “ Lenders”) and State Street Bank and Trust Company in its capacity as administrative agent for the Lenders (in such capacity, the “ Administrative Agent”), amending certain provisions of that certain Credit Agreement dated as of July 23, 2012 (as amended and in effect from time to time, the “Credit Agreement”) by and among the Borrower, the Lenders, the Administrative Agent and State Street Bank and Trust Company as Swing Line Lender (as such term is defined in the Credit Agreement). Terms not otherwise defined in the Credit Agreement shall have the same respective meanings herein as therein. WHEREAS, the Borrower and the Lenders desire to amend certain provisions of the Credit Agreement, all as provided more fully herein below; NOW, THEREFORE, in consideration ofthe premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows: §1. Amendment to Section 1.01 of the Credit Agreement. Section 1.01 of the Credit Agreement is hereby amended as follows: (a) The definitions of “ Aggregate Revolving Commitments”, “ Applicable , Change of Control”, “ Eurodollar Rate” and “ Maturity Date “ contained in Section 1.01 of the Credit Agreement are each hereby amended by deleting each such definition in its entirety and restating it as follows: “Aggregate Revolving Commitments”means the Revolving Commitments of all the Lenders. The aggregate principal amount of the Aggregate Revolving Commitments in effect on the Second Amendment Closing Date is FOUR HUNDRED FORTY MILLION DOLLARS ($440,000,000). “Applicable Rate” means (a) with respect to Revolving Loans (i) that are Eurodollar Rate Loans or Overnight LIBOR Loans, 0.90% per annum and (ii) that are Base Rate Loans, 0.00% per annum and (b) with respect to Swing Line Loans, 0.90% per annum. “Change of Control” means a change of control of the Investment Adviser which would constitute an “assignment”, within the meaning of the Act, of the Investment Management Agreement referred to in Section 5.22 or of the Administrative Agreement referred to in Section 5.22 (other than any assignment resulting solely from a public offering undertaken by lNG Groep N.V. with regard to its interest in lNG U.S., Inc.; provided that the Sub-Advisor to the Borrower both before and after such public offering is Voya Investment Management Co. LLC (f/k/ a lNG Investment Management Co. LLC) (or its successor) and that the principal members of the team managing the investments of the Borrower as of the Closing Date continue to so manage the investments of the Borrower after any such offering (a “ Permitted Public Offering'l “Eurodollar Rate” means (a) for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent to be equal to the quotient obtained by dividing (i) the Eurodollar Base Rate for such Eurodollar Rate Loan for such Interest Period by (ii) one minus the Eurodollar Reserve Percentage for such Eurodollar Rate Loan for such Interest Period and (b) for any day with respect to any Base Rate Loan bearing interest at a rate based on the Eurodollar Rate, a rate per annum determined by the Administrative Agent to be equal to the quotient obtained by dividing (i) the Eurodollar Base Rate for such Base Rate Loan for such day by (ii) one minus the Eurodollar Reserve Percentage for such Base Rate Loan for such day, provided, however, if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. “Maturity Date” means July 20, 2015. (b) Section 1.01 is further amended by inserting the following definition in the appropriate alphabetical order: “Second Amendment Closing Date” means July 21, 2014. §2. Amendment to Section 5.22 of the Credit Agreement. Section 5.22 of the Credit Agreement is hereby amended by deleting Section 5.22 in its entirety and restating it as follows: 5.22. Advisory Contract. The Borrower's Investment Management Agreement with the Investment Adviser dated September 1, 2000, as amended September 2, 2004, and the Administrative Agreement with Voya Investments, LLC (f/k/a lNG Investments, LLC) dated April 7, 1997, are in the form delivered to the Administrative Agent and the Lenders. §3. Amendment to Article V of the Credit Agreement. Article V of the Credit Agreement is hereby by inserting immediately after the end of Section 5.23 the following new Section: 5.24. OFAC. Neither the Borrower nor any of the Borrower's Subsidiaries or any director, officer, employee, agent or affiliate of the Borrower or any of its

Subsidiaries is a Person that is, or is owned or controlled by Persons that are (x) the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury's Office of Foreign Assets Control ("OFAC"), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty's Treasury, or other relevant sanctions authority (collectively, "Sanctions") or (y) located, organized or resident of a country or territory that is, or whose government is, the subject of Sanctions (currently Cuba, Iran, North Korea, Sudan and Syria). §4. Amendment to Section 6.12 of the Credit Agreement. Section 6.12 of the Credit Agreement is hereby amended by deleting Section 6.12 in its entirety and restating it as follows: 6.12. Investment Adviser. To the extent permitted by applicable law, (a) shall at all times maintain Voya Investments, LLC (f/k/a lNG Investments, LLC) as its investment adviser (the "Investment Adviser"), or (b) if the contract by which such Investment Adviser is retained by the Borrower is terminated pursuant to or by reason of the operation of the Act, the Borrower's trustees or shareholders or any action taken by the SEC, the Investment Adviser shall continue to serve as the Borrower's investment adviser, with or without a fee, and a successor investment adviser shall thereafter be approved, within 120 days of such termination, in the manner provided by the Act and with the consent of the Required Lenders. Notwithstanding anything to the contrary contained herein, a termination of the investment advisory agreement of the Borrower resulting from a Permitted Public Offering and the operation of the Investment Company Act of 1940 shall not constitute a breach of this Section 6.12 so long as immediately upon such termination the Borrower shall have entered into a new investment advisory agreement with Voya Investments, LLC (f/k/ a lNG Investments, LLC) on substantially identical terms as such terminated agreement. §5. Amendment to Article VII of the Credit Agreement. Article VII of the Credit Agreement is hereby by inserting immediately after the end of Section 7.13 the following new Section: 7.14. OFAC Covenant. The Borrower will not, directly or indirectly use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of

Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor or otherwise). §6. Amendment to Section 8.01 of the Credit Agreement. Section 8.01(k) of the Credit Agreement is hereby amended by deleting Section 8.01(k) in its entirety and restating it as follows: (k) Investment Adviser. Voya Investments, LLC(f/k/a lNG Investments, LLC) shall no longer be the Investment Adviser and the Required Lenders have not consented to a successor investment adviser, provided, that a termination of the investment advisory agreement of the Borrower resulting from a Permitted Public Offering and the operation of the Investment Company Act of 1940 shall not constitute an Event of Default for purposes of this paragraph (k) so long as immediately upon such termination the Borrower shall have entered into a new investment advisory agreement with VoyaInvestments, LLC (f/k/a lNG Investments, LLC) on substantially identical terms as such terminated agreement; or §7. Amendment to Schedule 2.01of the Credit Agreement. Schedule 2.01 to the Credit Agreement is hereby amended by deleting Schedule 2.01 in its entirety and replacing it with the Schedule 2.01attached hereto as Exhibit A. §8. Conditions to Effectiveness. This Second Amendment will become effective as of the date hereof upon receipt by the Administrative Agent of the following: (a) fully-executed original counterparts ofthis Second Amendment executed by the Borrower, the Lenders and the Administrative Agent; (b) fully executed amended and restated promissory notes from the Borrower to any Lender which is increasing its Revolving Commitment; (c) a duly completed and executed Form FR U-1 for any Lender increasing its Revolving Commitment; (d) the receipt by the Administrative Agent of signed certificate from a Responsible Officer of the Borrower in form and substance satisfactory to the Administrative Agent and dated the date hereof certifying (i) as to the incumbency of, and bearing manual specimen signatures of, the Responsible Officers of the Borrower or other authorized persons who are authorized to execute and take actions under this Second Amendment and the Loan Documents for the Borrower (or a certification from such Responsible Officer that the Responsible Officers and other persons who were identified in the certificate dated July 23, 2013 and delivered to the Administrative Agent pursuant to Section 6(d) of the First Amendment to Credit Agreement dated July 23, 2013 (the “ First Amendment Certificate” ), as supplemented by that certain Delegation Certificate dated June 10, 2014 and delivered to the Administrative Agent remain authorized to execute and take actions under this Second Amendment and the Loan Documents), (ii) and attaching the Organizations

Documents of the Borrower (or a certification from such Responsible Officer that no changes to the Organizational Documents have been made to any such documents since such documents were delivered to the Administrative Agent and attached to the First Amendment Certificate), (iii) and attaching the Custody Agreement of the Borrower (or a certification from such Responsible Officer that no changes to the Custody Agreement has been made to the Custody Agreement delivered to the Administrative Agent and attached to the certificate dated July 23, 2012 and delivered to the Administrative Agent pursuant to Section 4.01(i) of the Credit Agreement), (iv) to and attaching a copy of the resolutions of the board of trustees of the Borrower approving and adopting this Second Amendment and the documents being delivered in connection herewith to which the Borrower is a party and authorizing execution and delivery thereof, certified by a Responsible Officer of the Borrower to be true and correct and in force and effect as of the date hereof, and (v) that, before and after giving effect to the transactions contemplated hereby, (1) the representations and warranties made by the Borrower herein, in the Credit Agreement and each of the other Loan Documents are true and correct on and as of the date hereof, and with the same force and effect as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and (2) no Default or Event of Default has occurred and is continuing; (e) a certificate of good standing and legal existence for the Borrower issued as of a recent date from the Secretary of State of the Commonwealth of Massachusetts; (f) a legal opmwn dated as of the date hereof, of in-house to the Borrower, in form and substance reasonably satisfactory to the Lender; and (g) payment of any fees and expenses required to be paid in connection with the Loan Documents. §9. Representations and Warranties. The Borrower repeats, on and as of the date hereof, each of the representations and warranties made by it in Section 5 of the Credit Agreement, provided, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby. In addition, the Borrower hereby represents and warrants that the execution and delivery by the Borrower of this Second Amendment and the performance by the Borrower of all of its agreements and obligations under the Credit Agreement as amended hereby and the other Loan Documents to which it is a party are within the trust authority of the Borrower and have been duly authorized by all necessary trust action on the part of the Borrower. §10. Ratification, Etc. Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the Security Agreement and the other Loan Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this Second Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby. This Second Amendment shall constitute a Loan Document. §11. No Waiver. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any obligation of the Borrower or any rights of the Lenders or the Administrative Agent consequent thereon. §12. Counterparts. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. §13. Governing Law. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as a document under seal as of the date first above written. BORROWER: VOYA PRIME RATE TRUST (f/k/a ING Prime Rate Trust), a Massachusetts business trust By: ---..:=------Name: Elliot A. Rosen Title: Senior Vice President

ADMINISTRATIVE AGENT: STATE STREET BANK AND TRUST COMPANY, as Administrative Agent By: ------------------Name: Paul J. Koobatian Title: Vice President

LENDERS: STATE STREET BANK AND TRUST COMPANY, as a Lender By: _ Name: Paul J. Koobatian Title: Vice President

THE BANK OF NOVA SCOTIA, as a Lender By:/ '--_-: Name :Thane Rattew Title: Managing Director

Schedule 2.01 COMMITMENTS AND APPLICABLE PERCENTAGES Applicable Percentage of Revolving Commitments Revolving Commitment Lender $293,000,000 66.5909091% State Street Bank and Trust Company The Bank of Nova Scotia $147,000,000 33.4090909% Aggregate Revolving Commitments: $440,000,000 100.0000000% N76229004.2